Exhibit 10.47

SUPPLEMENT TO SECURITY AGREEMENT

Supplement No. 1, dated as of May 30, 2006, to the Security Agreement, dated as of August 25, 2003 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), among Monitronics International, Inc., a Texas corporation (the “Borrower”), and Bank of America, N.A., successor to Fleet National Bank, as Administrative Agent for the Lenders from time to time party to the credit agreement referred to below (in such capacity, the “Administrative Agent”).

A.            Reference is made to the Credit Agreement, dated August 25, 2003, as amended by the First Amendment to Credit Agreement dated July 14, 2004, the Second Amendment to Credit Agreement dated March 28, 2005 and Third Amendment to Credit Agreement dated March 29, 2006 (as so amended and as further amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and as Syndication Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Security Agreement.

B.            The initial Grantor entered into the Security Agreement in order to induce the Lenders to make Loans and otherwise extend credit on behalf of the Borrower. Section 21 of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Lenders to make additional Loans and extensions of credit and as consideration for Loans and extensions of credit previously made.

Accordingly, the Administrative Agent and the New Grantor agree as follows:

Section 1.              In accordance with Section 21 of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder. In furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Obligations, does hereby create and grant to the Administrative Agent for the ratable benefit of the Secured Parties a security interest in and lien on all of the New Grantor’s right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a “Grantor” in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

Section 2.              The New Grantor represents and warrants to the Administrative Agent that (a) it has all requisite organizational and other powers and authority to execute, deliver and perform its obligations under this Supplement and this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, (b) set forth on the Schedule attached hereto is a true and complete schedule of all of the information that would have been required to have been delivered by or on behalf of the New Grantor pursuant to the Security Agreement, the Schedules thereto and the Perfection Certificate if the New Grantor had been originally named in the Security Agreement and (c) the representations and warranties made by it as a Grantor under the Security Agreement, including, without limitation, with respect to itself, its operations and its assets and properties, are true and correct on and as of the date hereof based upon the applicable information referred to in clause (b) of this Section.

Section 3.              This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Administrative Agent. Delivery of an executed counterpart of this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

Section 4.              Except as expressly supplemented hereby, the Security Agreement shall remain unchanged and in full force and effect.

Section 5.             THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS, BUT INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) AND DECISIONS OF THE STATE OF NEW YORK.

Section 6.             In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof or thereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 7.             All communications and notices hereunder shall be in writing and given as provided in Section 13 of the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth in the Schedule hereto.

Section 8.             The New Grantor agrees to reimburse the Secured Parties for their reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Administrative Agent.

[Signature page follows]

IN WITNESS WHEREOF, the New Grantor and the Administrative Agent have duly executed this Supplement to the Security Agreement as of the day and year first above written.

MONITRONICS CANADA, INC.

		By:	/s/ Stephen M. Hedrick
			Name:	STEPHEN M. HEDRICK
			Title:	VICE PRESIDENT - FINANCE

BANK OF AMERICA, N.A, as
Administrative Agent

By:	/s/ John Lynch
	Name:			John Lynch
	Title:			Senior Vice President